UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2007

Industrial Enterprises of America, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32881	13-3963499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 Third Avenue, Suite 1505, New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 490-3100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2007, Industrial Enterprises of America, Inc. (the “Company”) received an Additional Staff Determination notification from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because Nasdaq did not receive the Company’s Quarterly Report on Form 10-QSB for the period ended September 30, 2007. On October 16, 2007, the Company received a Staff Determination notification from Nasdaq stating that Nasdaq did not receive the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007. The Company’s securities are subject to delisting from the Nasdaq Capital Market as a result of the Company’s failure to file such reports. The Company has requested a hearing before the Nasdaq Listing Qualifications Panel and intends to promptly take all necessary actions to regain compliance with the Nasdaq requirements by filing its Form 10-KSB and Form 10-QSB as soon as reasonably practicable. A copy of the press release issued on November 19, 2007, announcing the Company’s receipt of this notification, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release of Industrial Enterprises of America, Inc., dated November 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.
(Registrant)

November 26, 2007
By: /s/ John D. Mazzuto
John D. Mazzuto
Chief Executive Officer